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                                  EXHIBIT 99.3


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                        HCC INSURANCE HOLDINGS, INC.

        SPECIAL MEETING OF SHAREHOLDERS -- TO BE HELD JUNE 13, 1997 THE BOARD OF DIRECTORS SOLICITS THIS PROXY

        The undersigned hereby constitutes and appoints Stephen L. Way and Frank J. Bramanti, and each of them, acting in the absence of others, as proxies of the undersigned, with full power of substitution in the premises to each of them, to appear and vote, as designated herein, all shares of the Common Stock of HCC Insurance Holdings, Inc. (the "Company") held of record by the undersigned on April 24, 1997 at the Special Meeting of Shareholders of the Company to be held at the offices of the Company, 13403 Northwest Freeway, Houston, Texas 77040, on June 13, 1997, at 9:00 a.m., local time, and at any and all postponements or adjournments thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BELOW BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1, AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF.

        PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                        (continued on reverse side)
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                          (continued from other side)

        [X] Please mark your votes as in this example.

        1. Proposal to approve and adopt the Agreement and Plan of Reorganization (the "Plan") and all transactions contemplated thereby, including the Merger and the issuance of 9,119,412 shares of Common Stock, subject to adjustment in accordance with the Plan, as defined and described in the accompanying Proxy Statement/Prospectus.

             [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

        2. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting or any and all postponements of adjournments thereof.

        IMPORTANT: In signing this proxy, please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. EACH JOINT TENANT MUST SIGN.

        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy
        Statement/Prospectus relating to the meeting.

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                                        SIGNATURE OF SHAREHOLDER

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                                    (Additional signature if held jointly)

                                   DATED:                           , 1997
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